EXHIBIT 10.1

GREENE COUNTY BANCSHARES, INC.

DEFERRED COMPENSATION PLAN FOR

NONEMPLOYEE DIRECTORS

Effective July 1, 2004

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS

ARTICLE II	ELIGIBILITY

2.1	Requirements for Participation

2.2	Deferral Election Procedure

ARTICLE III	PARTICIPANTS’ DEFERRALS

3.1	Deferral of Qualified Bonus

3.2	Changing Deferral Elections

ARTICLE IV	DEFERRED COMPENSATION ACCOUNTS

4.1	Deferred Compensation Accounts

4.2	Election of Investment Funds

4.3	Crediting of Deferred Compensation

4.4	Crediting of Earnings

4.5	Applicability of Account Values

4.6	Vesting of Deferred Compensation Accounts

4.7	Assignments, Etc. Prohibited

ARTICLE V	SPECIAL DEFERRALS

ARTICLE VI	DISTRIBUTIONS OF DEFERRED COMPENSATION ACCOUNTS

6.1	Distributions upon a Participant’s Separation from Service

6.2	Distributions upon a Participant’s Death

6.3	Election of Manner and Time of Distribution

6.4	Applicable Taxes

ARTICLE VII	WITHDRAWALS FROM DEFERRED COMPENSATION ACCOUNTS

7.1	Hardship Distributions from Accounts

7.2	Accelerated Distributions

7.3	Payment of Withdrawals and Distributions

7.4	Effect of Withdrawals

7.5	Applicable Taxes

ARTICLE VIII	ADMINISTRATIVE PROVISIONS

8.1	Administrator’s Duties and Powers

8.2	Limitations Upon Powers

8.3	Final Effect of Administrator Action

8.4	Delegation by Administrator

8.5	Indemnification by the Company; Liability Insurance

8.6	Recordkeeping

8.7	Statement to Participants

8.8	Inspection of Records

8.9	Identification of Fiduciaries

8.10	Procedure for Allocation of Fiduciary Responsibilities

8.11	Claims Procedure

8.12	Conflicting Claims

8.13	Service of Process

8.14	Fees

ARTICLE IX	MISCELLANEOUS PROVISIONS

9.1	Termination of the Plan

9.2	Limitation on Rights of Participants

9.3	Consolidation or Merger; Adoption of Plan by Other Companies

9.4	Errors and Misstatements

9.5	Payment on Behalf of Minor, Etc

9.6	Amendment of Plan

9.7	Funding

9.8	Governing Law

9.9	Pronouns and Plurality

9.10	Titles

9.11	References

GREENE COUNTY BANCSHARES, INC.
DEFERRED COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS

Effective July 1, 2004

Greene County Bancshares, Inc., a Tennessee corporation, by resolution of its Board of Directors dated September 20, 2004, has adopted this Greene County Bancshares, Inc. Deferred Compensation Plan for Nonemployee Directors (the “Plan”), effective as of July 1, 2004, for the benefit of the nonemployee members of the Board, as defined below.

The Plan is a nonqualified deferred compensation plan which is unfunded and is maintained primarily for the purpose of providing deferred compensation for nonemployee members of its Board.

GREENE COUNTY BANCSHARES, INC.
DEFERRED COMPENSATION PLAN FOR
NONEMPLOYEE DIRECTORS

ARTICLE I.
Definitions

Whenever the following terms are used in the Plan with the first letter capitalized, they shall have the meaning specified below unless the context clearly indicates to the contrary.

1.1                                 “Account” of a Participant shall mean the Participant’s individual deferred compensation account established for his or her benefit under Article IV hereof.

1.2                                 “Administrator” shall mean Greene County Bancshares, Inc., acting through the Committee, except that if the Committee has appointed a Delegate under Section 8.4, the term “Administrator” shall mean the Delegate as to those duties, powers and responsibilities specifically conferred upon the Delegate.

1.3                                 “Board” shall mean the Board of Directors of Greene County Bancshares, Inc.  The Board may delegate any power or duty otherwise allocated to the Administrator to any other person or persons, including a subcommittee or sub-committees appointed under Section 8.4.  Notwithstanding any delegation of authority, the Board shall, with respect to any matter arising under this Plan, have the authority to act in lieu of the Administrator, the Committee, any Delegate, or any other person.

1.4                                 “Change in Control” shall mean the occurrence of any of the following:

(a)                                  approval by the stockholders of the Company of the dissolution or liquidation of the Company;

(b)                                 approval by the stockholders of the Company of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not Affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by stockholders of the Company immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Company’s securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization), but including in such determination any securities of the other parties to such reorganization held by Affiliates of the Company);

(c)                                  approval by the stockholders of the Company of the sale of substantially all of the Company’s business and/or assets to a person or entity that is not an Affiliate of the Company;

(d)                                 any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1)

thereunder), other than a person that is a stockholder of the Company on the effective date of the Plan, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company’s then outstanding securities entitled to then vote generally in the election of directors of the Company; or

(e)                                  during any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved).

1.5                                 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with regulations thereunder.

1.6                                 “Committee” shall mean the administrative committee of the Plan, as the Board may appoint by resolution.

1.7                                 “Company” shall mean Greene County Bancshares, Inc. and all of its affiliates, any entity which is a successor in interest to Greene County Bancshares, Inc.

1.8                                 “Deferral Election Form” shall mean the form of election provided by the Administrator to each Nonemployee Director pursuant to Section 3.1.

1.9                                 “Deferred Compensation” of a Participant shall mean the amounts deferred by such Participant under Article III of the Plan.

1.10                           “Delegate” shall mean each Delegate appointed in accordance with Section 8.4.

1.11                           “Distribution Election Form” shall mean the form of election provided by the Administrator to each Nonemployee Director pursuant to Section 6.3.

1.12                           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.13                           “Hardship” of a Participant, shall mean an unforeseeable emergency which constitutes a severe financial hardship resulting from any one or more of the following:

(a)                                  sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code Section 152(a)) of the Participant;

(b)                                 loss of the Participant’s property due to casualty; or

(c)                                  any other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control.

Notwithstanding the foregoing, a financial need shall not constitute a Hardship unless it is for at least $5,000 (or the entire vested principal amount of the Participant’s Accounts, if less).  Whether a Participant has incurred a Hardship shall be determined by the Administrator in its discretion on the basis of all relevant facts and circumstances and in accordance with nondiscriminatory and objective standards, uniformly interpreted and consistently applied.

1.14                           “Investment Election Form” shall mean the form of election provided by the Administrator to each Nonemployee Director pursuant to Section 4.2.

1.15                           “Investment Fund” shall mean any of the investment funds the Administrator so designates as available investment vehicles under the Plan.

1.16                           “Nonemployee Director” shall mean any member of the Board who is not an employee of the Company.

1.17                           “Participant” shall mean each Nonemployee Director who elects to participate in the Plan as provided in Article II and who defers Qualified Director Compensation under the Plan.  Each of such persons shall continue to be a “Participant” until they have received all benefits due under the Plan.

1.18                           ““Plan” shall mean the Greene County Bancshares, Inc. Deferred Compensation Plan for Nonemployee Directors.

1.19                           “Qualified Director Compensation” shall mean that portion of a Participant’s retainer, consulting fees, committee fees, and meeting fees paid after July 1, 2004 that (i) are in excess of any compensation a Participant defers pursuant to a written agreement entered into with the  Company prior to July 1, 2004 and (ii) which are payable in cash to the Nonemployee Director by the Company.

1.20                           “Separation from Service” shall mean a Participant’s termination of service with the Company as a Nonemployee Director for any reason, including resignation, death, or retirement.

1.21                           “Trust” shall mean any trust established in connection with the Plan, including the trust established by the Greene County Bancshares, Inc. Grantor Trust Agreement.

1.22                           “Trustee” shall mean the trustee of any Trust, and shall refer to the successor of any trustee who resigns or is removed in accordance with the terms of the Trust.

ARTICLE II.
Eligibility

2.1                                 Requirements for Participation.  Any person who is a Nonemployee Director at any time during a Plan Year shall be eligible to be a Participant in the Plan for the Plan Year.

2.2                                 Deferral Election Procedure.  For each Plan Year, the Administrator shall provide each Nonemployee Director with (i) a Deferral Election Form on which such person may elect to defer his or her Qualified Director Compensation pursuant to Article III, (ii) an Investment Election Form, and (iii) a Distribution Election Form.  Each such person who elects to defer Qualified

Director Compensation under Article III must complete and sign the Deferral Election Form and the Investment Election Form, and return them to the Administrator in accordance with Article III.

ARTICLE III.
Participants’ Deferrals

3.1                                 Deferral of Qualified Director Compensation.  Each Nonemployee Director may elect to defer into his or her Account up to 100% of the Qualified Director Compensation which would otherwise be payable to him or her for any Plan Year, subject to any conditions or limitations that the Administrator may implement for a Plan Year through a written notice delivered to Nonemployee Directors at least thirty (30) days before the Plan Year begins.

Any election pursuant to this Section 3.1 shall be made by the Participant by completing and delivering to the Administrator his or her Deferral Election Form for such Plan Year no later than December 15th of the next preceding Plan Year.  Notwithstanding the foregoing, with respect to the Plan Year beginning in 2004, those Nonemployee Directors listed on Schedule 1 may elect to defer Qualified Director Compensation under this Section 3.1 effective for the remainder of 2004, provided the Administrator receives their Deferral Election Forms within thirty (30) days of the designation of such Nonemployee Directors on Schedule 1.  Such deferral elections shall only apply to Qualified Director Compensation which would otherwise be payable after such deferral election is made.  With respect to a Nonemployee Director who joins the Board after commencement of a Plan Year, the Administrator must receive his or her Deferral Election Form within thirty (30) days after the date on which the Nonemployee Director joins the Board.  Such deferral elections shall apply only to Qualified Director Compensation which would otherwise be payable after such deferral election is made.

3.2                                 Changing Deferral Elections.  Any Participant who has elected to defer Qualified Director Compensation may change such election once each Plan Year with respect to all Qualified Director Compensation which has not yet been earned or deferred by the Participant, and shall do so by completing and delivering to the Administrator a superseding Deferral Election Form.  After the Participant has changed his or her election once during a Plan Year, that election shall be irrevocable and shall not be amendable by the Participant, except:

(a)                                  that a Participant may terminate the Participant’s deferral election at any time during the Plan Year with respect to all Qualified Director Compensation which has not yet been earned or deferred.

ARTICLE IV.
Deferred Compensation Accounts

4.1                                 Deferred Compensation Accounts.  The Administrator shall establish and maintain for each Participant an Account to which shall be credited the amounts allocated thereto under this Article IV and from which shall be debited the Participant’s distributions and withdrawals under Articles VI and VII.  Such Account may be a simple account payable in the Company’s financial records.

4.2                                 Election of Investment Funds.  At the time of making the deferral elections described in Section 3.1, the Participant must designate, on the Investment Election Form provided by the Administrator, the Investment Funds in which the Participant’s Account will be deemed to be invested for purposes of determining the amount of earnings to be credited to his or her Account.  In making the designation pursuant to this Section 4.2, the Participant may specify that all or any multiple of his or her Account be deemed to be invested, in whole percentage increments, in one or more of the Investment Funds provided under the Plan as communicated from time to time by the Administrator.  Effective as of the end of any calendar month, a Participant may change the designation made under this Section 4.2 by filing a superseding Investment Election Form by the 25th day of such month.

If a Participant fails to complete and deliver to the Administrator an Investment Election Form by the December 15th preceding the Plan Year to which an initial or superseding election under Section 3.1 relates, such deferral election shall be deemed invalid.  Notwithstanding the foregoing, with respect to the Plan Year beginning in 2004, only Nonemployee Directors listed on Schedule 1 may elect to defer Qualified Director Compensation under Article III, and the Administrator must receive their Investment Election Forms within thirty (30) days of the designation of such Nonemployee Director on Schedule 1.  With respect to a Nonemployee Director who is hired in the middle of a Plan Year, the Administrator must receive his or her Investment Election Form within thirty (30) days of the designation of such person as eligible to participate in the Plan by the Administrator’s addition of such person’s name to Schedule 1.

4.3                                 Crediting of Deferred Compensation.  As of the first day of each calendar quarter  that begins after the Plan takes effect, each Participant’s Account shall be credited with an amount which is equal to the amount of the Participant’s Qualified Director Compensation which such Participant has elected to defer under Article III, which such Qualified Director Compensation would otherwise have been paid in cash to the Participant during the preceding month.

4.4                                 Crediting of Earnings.

(a)                                  Beginning with the first day of the month after the Plan takes effect, and subject to amendment by the Board, for each Plan Year earnings, if any, shall be credited to each Participant’s Account at a rate equal to the earnings experience of the Investment Fund(s) selected by the Participant on his or her Investment Election Form for that percentage of the Participant’s Account that is invested in each selected Investment Fund.

(b)                                 Earnings shall be credited on such valuation dates as the Administrator shall determine, but not less frequently than once per calendar year.

4.5                                 Applicability of Account Values.  The value of each Participant’s Account as determined as of a given date under this Article IV, plus any amounts subsequently allocated thereto under this Article IV, and less any amounts distributed or withdrawn under Articles VI or VII shall remain the value thereof for all purposes of the Plan until the Account is revalued hereunder.

4.6                                 Vesting of Deferred Compensation Accounts.  Subject to the reductions provided for in Section 7.2 with respect to certain Participant withdrawals, each Participant’s interest in his or her Account shall be 100% vested and non-forfeitable at all times.

4.7                                 Assignments, Etc. Prohibited.  No part of any Participant’s Account shall be liable for the debts, contracts or engagements of the Participant, or the Participant’s beneficiaries or successors in interest, or be taken in execution by levy, attachment or garnishment or by any other legal or equitable proceeding, nor shall any such person have any rights to alienate, anticipate, commute, pledge, encumber or assign any benefits or payments hereunder in any manner whatsoever except to designate a beneficiary as provided in Section 6.2.

ARTICLE V.
Special Deferrals

5.1                                 Any director compensation that a Participant deferred pursuant to a written deferred compensation agreement with the Company prior to July 1, 2004, and any director compensation that is not Qualified Director Compensation but that is deferred pursuant to any such agreement after July 1, 2004 shall constitute part of the Participant’s Account solely for purposes of being eligible and available for distribution in accordance with Article VI of the Plan (regardless of the terms of the Participant’s deferred compensation agreement, but only to the extent the Participant elects on his or her Distribution Election Form to expressly apply the election to amounts deferred pursuant to individual agreements (in contrast to deferral pursuant to Article III hereof)).

ARTICLE VI.
Distributions Of Deferred Compensation Accounts

6.1                                 Distributions upon a Participant’s Separation from Service.

(a)                                  The Account of a Participant who incurs a Separation from Service other than on account of death shall be paid to the Participant as elected in accordance with Section 6.3.  The Participant may choose from among the following forms of distribution:

(i)                                     A lump-sum distribution to be paid within six (6) months following the Participant’s Separation from Service.

(ii)                                  Approximately equal annual installments (determined either as a percentage of the Participant’s total Account balance or as by a specified dollar amount per installment) over a period of any number of years up to 20 years from the date the payments commence, which shall commence, based on the Participant’s election, either (I) within thirty (30) days following the date of the Participant’s Separation from Service, (II) on the January 1st that next follows a specified number of years after the date of such Separation from Service; (III) on a specified anniversary of the date of such Separation of Service, (IV) on a specified number of years from the effective date of the Participant’s Distribution Election Form, or (V) on the Participant attaining a specified age.

A Participant may elect a distribution pursuant to this Section 6.1 in such other forms, or payable upon such other commencement dates, as are specified by the Administrator on the Distribution Election Form; provided, however, that no such election shall provide for payments to be made more than 20 years after such Participant’s Separation from Service.

(b)                                 In the case of a Participant who terminates Board service with the Company and who has not completed and delivered to the Administrator a Distribution Election Form pursuant to Section 6.3, such Participant’s entire Account balance shall be paid to the

Participant in a lump sum distribution on or about the date one year after the Participant’s Separation from Service.

(c)                                  Notwithstanding Section 6.1(a) hereof, the Administrator may in its discretion make a lump sum distribution of a Participant’s entire remaining Account Balance if the Participant’s entire Account balance is less than $5,000 at the time of the Participant’s Separation from Service.  Such a lump sum distribution shall fully settle and extinguish the Participant’s rights under the Plan.

6.2                                 Distributions upon a Participant’s Death.  Notwithstanding anything to the contrary in the Plan, the remaining balance of the Account of a Participant who dies (i) shall be paid to the persons and entities designated by the Participant as his or her beneficiaries for such purpose and (ii) shall be paid in the manner set forth in this Section 6.2.  Upon a Participant’s death, such balance shall be paid as specified by the Participant in an election made pursuant to Section 6.3.  Such election shall specify whether payment shall be made (I) in a lump-sum distribution within six (6) months following the Participant’s death, or (II) in accordance with the distribution election made pursuant to Section 6.1 hereof (in which case such Participant’s death shall be considered the date of such Participant’s Separation from Service for purposes of determining the date of commencement of distribution under such election).  If the Participant fails to make an election pursuant to Section 6.3, his or her spouse shall be deemed to be the beneficiary of his or her Account and shall receive a lump sum distribution as soon as practicable after the Participant’s death, provided that if the Participant does not have a spouse at the time of his or death, the Participant’s estate shall be deemed to be the beneficiary of his or her Account.

6.3                                 Election of Manner and Time of Distribution.  At the time a Participant first elects to defer Qualified Director Compensation pursuant to Section 3.1, he or she shall make elections on the Distribution Election Form pursuant to this Article VI and deliver such form to the Administrator.  Such elections shall remain in effect and shall apply to the Participant’s total Account, as the same may increase or decrease from time to time.  Elections pursuant to this Article VI may be superseded by completion of a subsequent Distribution Election Form that the Participant delivers to the Administrator, which subsequent elections shall then apply to the Participant’s total Account, as the same may increase or decrease from time to time.  Notwithstanding the foregoing, no subsequent election pursuant to Section 6.1 shall be effective unless it is made at least 12 months prior to the Participant’s Separation from Service.

6.4                                 Applicable Taxes.  All distributions under this Article VI shall be subject to withholding for all amounts which the Company is required to withhold under federal, state or local tax law.

ARTICLE VII.
Withdrawals From Deferred Compensation Accounts

7.1                                 Hardship Distributions from Accounts.  By delivering a written election to such effect to the Administrator, at any time a Participant may elect to take a distribution from the Participant’s Account on account of the Participant’s Hardship, but only to the extent that the Board determines (with the Participant not present or voting) that the Participant has incurred a Hardship that is not otherwise relievable:

(a)                                  through reimbursement or compensation by insurance or otherwise,

(b)                                 by liquidation of the Participant’s assets (to the extent that such liquidation does not itself cause a Hardship), or

(c)                                  by cessation of deferrals under the Plan.

7.2                                 Accelerated Distributions.  At any time, any Participant may elect to take a distribution of all or any part of such Participant’s Account by delivering a written election to such effect to the Administrator, provided, however, that if such a Participant makes such an election (i) the Participant shall forfeit, and the Participant’s Account shall be debited with, an amount equal to 10% of the amount of the distribution, (ii) the Participant’s deferral election for the Plan Year in which the distribution occurs shall be terminated with respect to any Qualified Director Compensation which has not yet been deferred; and (iii) the Participant shall not be permitted to defer Qualified Director Compensation under the Plan for the two Plan Years immediately following the Plan Year of the distribution.  Notwithstanding the foregoing, the forfeiture required under clause (i) of the preceding sentence shall not apply to elections that are both contingent on a Change in Control and made more than 90 days before the Change in Control occurs.

7.3                                 Payment of Withdrawals and Distributions.  All withdrawals and distributions under this Article VII shall be paid within thirty (30) days after a valid election is delivered to the Administrator, except that amounts payable under Section 7.2 as the result of a Change in Control shall be paid within thirty (30) days after each payment date elected by the Participant.  The Administrator shall give prompt notice to the Participant if an election is invalid and is therefore rejected, identifying the reason(s) for the invalidity.  If the Administrator has not paid but has not affirmatively rejected an election within the applicable thirty (30) day deadline, then the election shall be deemed rejected on that day.  If a withdrawal election is rejected, the Participant may bring a claim for benefits under Section 8.11.

7.4                                 Effect of Withdrawals.  If a Participant receives a withdrawal under this Article VII after payments have commenced under Section 6.1, the remaining payments shall be recalculated, by reamortizing the remaining payments over the remaining term and applying the then-current rate used to credit earnings under Section 4.4.

7.5                                 Applicable Taxes.  All withdrawals under this Article VII shall be subject to withholding for all amounts which the Company is required to withhold under federal, state or local tax law.

ARTICLE VIII.
Administrative Provisions

8.1                                 Administrator’s Duties and Powers.  The Administrator shall conduct the general administration of the Plan in accordance with the Plan and shall have all the necessary power, authority and discretion to carry out that function. Among its necessary powers and duties are the following:

(a)                                  To delegate all or part of its function as Administrator to others and to revoke any such delegation.

(b)                                 To determine questions of eligibility of Participants and their entitlement to benefits, subject to the provisions of Section 8.11.

(c)                                  To select and engage attorneys, accountants, actuaries, trustees, appraisers, brokers, consultants, administrators, physicians, or other persons to render service or advice with regard to any responsibility the Administrator or the Board has under the Plan, or otherwise, to designate such persons to carry out fiduciary responsibilities under the Plan, and (together with the Committee, the Company, the Board and the officers and Employees of the Company) to rely upon the advice, opinions or valuations of any such persons, to the extent permitted by law, being fully protected in acting or relying thereon in good faith.

(d)                                 To interpret the Plan and any relevant facts for purpose of the administration and application of the Plan, in a manner not inconsistent with the Plan or applicable law and to amend or revoke any such interpretation.

(e)                                  To conduct claims procedures as provided in Section 8.11.

8.2                                 Limitations Upon Powers.  The Plan shall be uniformly and consistently administered, interpreted and applied with regard to all Participants in similar circumstances. The Plan shall be administered, interpreted and applied fairly and equitably and in accordance with the specified purposes of the Plan. Notwithstanding the foregoing, the distribution forms and commencement dates specified in Section 6.1(a) shall apply to such Participants, and in such manner, as the Administrator determines in its sole discretion.

8.3                                 Final Effect of Administrator Action.  Except as provided in Section 8.11, all actions taken and all determinations made by the Administrator shall, unless arbitrary and capricious, be final and binding upon all Participants, the Company, and any person interested in the Plan.

8.4                                 Delegation by Administrator

(a)                                  The Administrator may, but need not, appoint a Delegate, which may be a single individual or a sub-committee or sub-committees consisting of two or more members, to hold office during the pleasure of the Administrator. The Delegate shall have such powers and duties as are delegated to it by the Administrator. The Delegate and/or sub-committee members shall not receive payment for their services as such.

(b)                                 Appointment of the Delegate and/or sub-committee members shall be effective upon filing of written acceptance of appointment with the Administrator.

(c)                                  The Delegate and/or sub-committee member may resign at any time by delivering written notice to the Administrator.

(d)                                 Vacancies in the Delegate and/or sub-committee shall be filled by the Administrator.

(e)                                  If there is a sub-committee, the sub-committee shall act by a majority of its members in office; provided, however, that the sub-committee may appoint one of its members or a delegate to act on behalf of the sub-committee on matters arising in the ordinary course of administration of the Plan or on specific matters.

8.5                                 Indemnification by the Company; Liability Insurance.  The Company shall pay or reimburse any of the Company’s officers, directors, Committee members, sub-committee members, Delegates, or Employees who are fiduciaries with respect to the Plan for all expenses incurred by such persons in, and shall indemnify and hold them harmless from, all claims, liability and costs (including reasonable attorneys’ fees) arising out of the good faith performance of their duties under the Plan. The Company may obtain and provide for any such person, at the Company’s expense, liability insurance against liabilities imposed on such person by law.

8.6                                 Recordkeeping

(a)                                  The Administrator shall maintain suitable records of each Participant’s Account which, among other things, shall show separately deferrals and the earnings credited thereon, as well as distributions and withdrawals therefrom and records of its deliberations and decisions.

(b)                                 The Administrator shall appoint a secretary, and at its discretion, an assistant secretary, to keep the record of proceedings, to transmit its decisions, instructions, consents or directions to any interested party, to execute and file, on behalf of the Administrator, such documents, reports or other matters as may be necessary or appropriate and to perform ministerial acts.

(c)                                  The Administrator shall not be required to maintain any records or accounts which duplicate any records or accounts maintained by the Company.

8.7                                 Statement to Participants.  By March 15 of each year, the Administrator shall furnish to each Participant a statement setting forth the value of the Participant’s Account as of the preceding December 31 and such other information as the Administrator shall deem advisable to furnish.

8.8                                 Inspection of Records.  Copies of the Plan and records of a Participant’s Account shall be open to inspection by the Participant or the Participant’s duly authorized representatives at the office of the Administrator at any reasonable business hour.

8.9                                 Identification of Fiduciaries.  The Administrator shall be the named fiduciary of the Plan and, as permitted or required by law, shall have exclusive authority and discretion to operate and administer the Plan.

8.10                           Procedure for Allocation of Fiduciary Responsibilities.  Fiduciary responsibilities under the Plan are allocated as follows:

(a)                                  The sole duties, responsibilities and powers allocated to the Board, any Committee and any fiduciary shall be those expressly provided in the relevant Sections of the Plan.

(b)                                 All fiduciary duties, responsibilities, and powers not allocated to the Board, any Committee or any fiduciary, are hereby allocated to the Administrator, subject to delegation.

Fiduciary duties, responsibilities and powers under the Plan may be reallocated among fiduciaries by amending the Plan in the manner prescribed in Section 8.4, followed by the fiduciaries’ acceptance of, or operation under, such amended Plan.

8.11                           Claims Procedure

(a)                                  Any Participant or beneficiary of a Participant has the right to make a written claim for benefits under the Plan. If such a written claim is made, and the Administrator wholly or partially denies the claim, the Administrator shall provide the claimant with written notice of such denial, setting forth, in a manner calculated to be understood by the claimant:

(i)                                     the specific reason or reasons for such denial;

(ii)                                  specific reference to pertinent Plan provisions on which the denial is based;

(iii)                               a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and an

(iv)                              explanation of the Plan’s claims review procedure and time limits applicable to those procedures.

(b)                                 The written notice of any claim denial pursuant to Section 8.11(a) shall be given not later than thirty (30) days after receipt of the claim by the Administrator, unless the Administrator determines that special circumstances require an extension of time for processing the claim, in which event:

(i)                                     written notice of the extension shall be given by the Administrator to the claimant prior to thirty (30) days after receipt of the claim;

(ii)                                  the extension shall not exceed a period of thirty (30) days from the end of the initial thirty (30) day period for giving notice of a claim denial;

(iii)                               and the extension notice shall indicate (A) the special circumstances requiring an extension of time and (B) the date by which the Administrator expects to render the benefit determination.

(c)                                  The decision of the Administrator shall be final unless the claimant, within sixty (60) days after receipt of notice of the claims denial from the Administrator, submits a written request to the Board, or its delegate, for an appeal of the denial. During that sixty (60) day period, the claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits. The claimant shall be provided the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits as part of the claimant’s appeal. The claimant may act in these matters individually, or through his or her authorized representative.

(d)                                 After receiving the written appeal, if the Board, or its delegate, shall issue a written decision notifying the claimant of its decision on review, not later than thirty (30) days after receipt of the written appeal, unless the Board or its delegate determines that special circumstances require an extension of time for reviewing the appeal, in which event:

(i)                                     written notice of the extension shall be given by the Board or its delegate prior to thirty (30) days after receipt of the written appeal;

(ii)                                  the extension shall not exceed a period of thirty (30) days from the end of the initial thirty (30) day review period; and

(iii)                               the extension notice shall indicate (A) the special circumstances requiring an extension of time and (B) the date by which the Board or its delegate expects to render the appeal decision.

The period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is received by the Board or its delegate, without regard to whether all the information necessary to make a benefit determination on review accompanies the filing of the appeal. If the period of time for reviewing the appeal is extended as permitted above, due to a claimant’s failure to submit information necessary to decide the claim on appeal, then the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

(e)                                  In conducting the review on appeal, the Board or its delegate shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. If the Board or its delegate upholds the denial, the written notice of decision from the Board or its delegate shall set forth, in a manner calculated to be understood by the claimant:

(i)                                     the specific reason or reasons for the denial;

(ii)                                  specific reference to pertinent Plan provisions on which the denial is based; and

(iii)                               a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits.

(f)                                    If the Plan or any of its representatives fail to follow any of the above claims procedures, the claimant shall be deemed to have duly exhausted the administrative remedies available under the plan and shall be entitled to pursue any available remedies under applicable law.

8.12                           Conflicting Claims.  If the Administrator is confronted with conflicting claims concerning a Participant’s Account, the Administrator may interplead the claimants in an action at law, or in an arbitration conducted in accordance with the rules of the American Arbitration Association, as the Administrator shall elect in its sole discretion, and in either case, the attorneys’ fees, expenses and costs reasonably incurred by the Administrator in such proceeding shall be paid from the Participant’s Account.

8.13                           Service of Process.  The Secretary of Greene County Bancshares, Inc. is hereby designated as agent of the Plan for the service of legal process.

8.14                           Fees.  Any fees associated with ongoing plan administration shall be paid by the Company.

ARTICLE IX.
Miscellaneous Provisions

9.1                                 Termination of the Plan

(a)                                  While the Plan is intended as a permanent program, the Board shall have the right at any time to declare the Plan terminated completely as to the Company or as to any group, division or other operational unit thereof or as to any affiliate thereof.

(b)                                 In the event of any termination, the Board, in its sole and absolute discretion may elect to:

(i)                                     maintain Participants’ Accounts, payment of which shall be made in accordance with Articles VI and VII; or

(ii)                                  before a Change in Control, liquidate the portion of the Plan attributable to each Participant as to whom the Plan is terminated and distribute each such Participant’s Account in a lump sum or pursuant to any method which is at least as rapid as the distribution method elected by the Participant under Section 6.3.

9.2                                 Limitation on Rights of Participants.  The Plan is strictly a voluntary undertaking on the part of the Company and shall not constitute a contract between the Company and any Nonemployee Director, or consideration for, or an inducement or condition of, the service of a Nonemployee Director.  Nothing contained in the Plan shall give any Nonemployee Director the right to be retained in the service of a Company or to interfere with or restrict the right of the Company, which is hereby expressly reserved, to discharge or retire any Nonemployee Director, except as otherwise provided by a written employment agreement between the Company and the Nonemployee Director, at any time without notice and with or without cause. Inclusion under the Plan will not give any Nonemployee Director any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan. The doctrine of substantial performance shall have no application to Nonemployee Directors, Participants or any other persons entitled to payments under the Plan.

9.3                                 Consolidation or Merger; Adoption of Plan by Other Companies.  There shall be no merger or consolidation with, or transfer of the liabilities of the Plan to, any other plan unless each

Participant in the Plan would have, if the combined or successor plans were terminated immediately after the merger, consolidation, or transfer, an account which is equal to or greater than his or her corresponding Account under the Plan had the Plan been terminated immediately before the merger, consolidation or transfer.

9.4                                 Errors and Misstatements.  In the event of any misstatement or omission of fact by a Participant to the Administrator or any clerical error resulting in payment of benefits in an incorrect amount, the Administrator shall promptly cause the amount of future payments to be corrected upon discovery of the facts and shall cause the Company to pay the Participant or any other person entitled to payment under the Plan any underpayment in cash in a lump sum, or to recoup any overpayment from future payments to the Participant or any other person entitled to payment under the Plan in such amounts as the Administrator shall direct, or to proceed against the Participant or any other person entitled to payment under the Plan for recovery of any such overpayment.

9.5                                 Payment on Behalf of Minor, Etc.  In the event any amount becomes payable under the Plan to a minor or a person who, in the sole judgment of the Administrator, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Administrator may direct that such payment be made to any person found by the Administrator in its sole judgment, to have assumed the care of such minor or other person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Company, the Board, the Administrator, the Committee and their officers, directors and employees.

9.6                                 Amendment of Plan.  The Plan may be wholly or partially amended by the Board from time to time, in its sole and absolute discretion, including prospective amendments which apply to amounts held in a Participant’s Account as of the effective date of such amendment and including retroactive amendments necessary to conform to the provisions and requirements of the Code; provided, however, that no amendment shall decrease the amount of any Participant’s Account as of the effective date of such amendment. Notwithstanding the foregoing, Section 9.7 shall not be amended in any respect on or after a Change in Control and no amendment to this Plan shall reduce, limit or eliminate any rights of a Participant to distributions pursuant to Article VII for deferrals for which elections under Article III occurred prior to the effective date of the amendment, without the Participant’s prior written consent, except for amendments necessary to conform to the provisions and requirements of the Code.

9.7                                 Funding.

(a)                                  The Company may at any time create a Trust with the Trustee.  The Company shall cause the Trust to be funded as soon as practicable after the end of each calendar month.  The Company shall contribute liquid assets to any Trust an amount equal to (1) the amount deferred by each Participant pursuant to Article III; and (2) net of any distributions paid pursuant to Article VII.

(b)                                 Although the principal of the Trust and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan Participants and their beneficiaries as set forth therein, neither the Participants nor their beneficiaries shall have any preferred claim on, or any beneficial ownership in, any assets of the Trust prior to the time such assets are paid to the Participants or their beneficiaries as benefits and all rights created under this Plan shall be unsecured contractual rights of Plan Participants and their beneficiaries against the Company.  Any assets held in the Trust will be subject to the claims of Company’s general creditors under federal and state law in the event of insolvency as defined in the Trust.

9.8                                 Governing Law.  All disputes relating to or arising from the Plan shall be governed by the internal substantive laws (and not the laws of conflicts of laws) of the State of Tennessee, to the extent not preempted by United States federal law.  If any provision of this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

9.9                                 Pronouns and Plurality.  The masculine pronoun shall include the feminine pronoun, and the singular the plural where the context so indicates.

9.10                           Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

9.11                           References.  Unless the context clearly indicates to the contrary, a reference to a statute, regulation or document shall be construed as referring to any subsequently enacted, adopted or executed statute, regulation or document.

Schedule 1

GREENE COUNTY BANCSHARES, INC.

DEFERRED COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS

Schedule of Nonemployee Directors

The following directors shall be eligible to participate in the Greene County Bancshares, Inc. Deferred Compensation Plan for Nonemployee Directors:

Phil M. Bachman	Terry Leonard

Charles S. Brooks	Jerald Jaynes

Bruce Campbell	John Tolsma

W.T. Daniels	Charles H. Whitfield, Jr.

Robin Haynes

Effective Date: July 1, 2004

Exhibit A

GREENE COUNTY BANCSHARES, INC.

DEFERRED COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS

Deferral Election Form

AGREEMENT, made this       day of                     ,        , by and between the undersigned participant (the “Participant”) in the Greene County Bancshares, Inc. Deferred Compensation Plan for Nonemployee Directors (the “Plan”) and Greene County Bancshares, Inc. (the “Company”).  The parties agree that any term that begins herein with initial capital letters shall have the special meaning defined in the Plan, unless the context clearly requires otherwise.

WHEREAS, the Company has established the Plan, and the Participant is eligible to participate in said Plan.

NOW THEREFORE, it is mutually agreed as follows:

1.                                       The Participant, by the execution hereof, agrees to participate in the Plan upon the terms and conditions set forth therein, and, in accordance therewith, elects to defer the receipt of:

       %                of the Participant’s Qualified Director Compensation (up to 100% of cash compensation that is not otherwise being deferred pursuant to a written agreement with the Company entered into prior to July 1, 2004).

2.                                       If the Participant checks this space         , this election will supersede any prior election and will take effect as soon as practicable hereafter (but only with respect to future compensation as to which the Participant has no current legal right or claim through the rendering of services).  Otherwise, this election’s effective date will be the next January 1st.  (NOTE: the Participant may change his or her deferral election percentage once per Plan Year, except that a Participant may cease deferring compensation pursuant to the Plan at any time.)

3.                                       This election will continue in force until either the effective date of a superseding election by the Participant, or until the Participant terminates service with the Company, or until the Plan is terminated by appropriate corporate action, whichever shall first occur.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.

Witnessed by:	PARTICIPANT

Witnessed by:	GREENE COUNTY BANCSHARES, INC.

By
A member of the Board of Directors

2

Exhibit B

GREENE COUNTY BANCSHARES, INC.

DEFERRED COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS

Distribution Election Form

AGREEMENT, made this       day of                  ,          , by and between the undersigned participant (the “Participant”) in the Greene County Bancshares, Inc. Deferred Compensation Plan for Nonemployee Directors (the “Plan”), and Greene County Bancshares, Inc. (the “Company”) with respect to distribution of the Participant’s account (“Account”) under the Plan (including, only if this space              is checked, the Participant’s deferred compensation pursuant to the individual agreements referred to in Article V of the Plan).  The parties agree that any term that begins herein with initial capital letters shall have the special meaning defined in the Plan, unless the context clearly requires otherwise.

NOW THEREFORE, it is mutually agreed as follows:

1.                                       Form of Payment Generally.  The Participant, by the execution hereof, agrees to participate in the Plan upon the terms and conditions set forth therein, and, in accordance therewith, elects to have his or her Account, and amounts deferred as described in Article V, distributed in cash as follows:

☐                                    in a lump sum.

☐                                    in substantially equal annual payments over a period of          years (not to exceed 20 years from the date that payments commence).  The amount of the annual payments shall be determined as follows:

☐                                                   % of the Participant’s Account balance per year.

☐                                    $                   of the Participant’s Account balance per year.

2.                                       Timing of Payment.  The Participant directs that his or her Account be distributed as follows:

☐                                    within thirty (30) days following the Participant’s Separation from Service with the Company.

☐                                    on the January 1st that next follows the date that is         years after the Participant’s Separation from Service with the Company.

☐                                    on the         anniversary of the Participant’s Separation from Service with the Company.

☐                                    on the         anniversary of the effective date of this Distribution Election Form.

☐                                    on the first date of the month next following the Participant’s         birthday.

☐                                    upon a Change in Control.

3.                                       Frequency of Payment.  The Participant shall receive installment payments, if elected as form of payment on a                               quarterly,                    semi-annual, or                     annual basis.

4.                                       Form of Payment to Beneficiary.  In the event of the Participant’s death, his or her Account shall be distributed —

☐                                    in one lump sum payment within six (6) months following the Participant’s death.

☐                                    in accordance with the payment schedule selected in paragraphs 1, 2, and 3 hereof (with payments made as though the Participant survived to collect all benefits, and as though the Participant terminated service on the date of his or her death, if payments had not already begun).

5.                                       Designation of Beneficiary. In the event of the Participant’s death before he or she has collected all of the benefits payable under the Plan, the Participant hereby directs that any survivorship benefits payable under Article VI of the Plan be distributed to the beneficiary or beneficiaries designated under subparagraphs a and b of this paragraph 5 in the manner elected pursuant to paragraph 4 above:

a.                                       Primary Beneficiary.  The Participant hereby designates the person(s) named below to be his or her primary beneficiary and to receive the balance of any unpaid benefits under the Plan.

Name of Primary Beneficiary	Social Security Number	Mailing Address	Percentage of Death Benefit
%
%

2

b.                                      Contingent Beneficiary.  In the event that the primary beneficiary or beneficiaries named above are not living at the time of the Participant’s death, the Participant hereby designates the following person(s) to be his or her contingent beneficiary for purposes of the Plan:

Name of Contingent Beneficiary	Social Security Number	Mailing Address	Percentage of Death Benefit
%
%

6.                                       Effect of Election.  The elections made in paragraphs 1, 2, and 3 hereof shall become irrevocable on the earlier of (1) the Participant’s death, (2) the date one year before the Participant first becomes entitled to receive a distribution under Article III of the Plan, and (3) the date 90 days before a Change in Control.  The Participant may, by submitting an effective superseding Distribution Election Form at any time and from time to time, prospectively change the beneficiary designation and the manner of payment to a Beneficiary.  Such elections shall, however, become irrevocable upon the Participant’s death.

7.                                       Mutual Commitments.  The Company agrees to make payment of all amounts due the Participant in accordance with the terms of the Plan and the elections made by the Participant herein.  The Participant agrees to be bound by the terms of the Plan, as in effect on the date hereof or properly amended hereafter.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.

Witnessed by:	PARTICIPANT

Witnessed by:	GREENE COUNTY BANCSHARES, INC.

By
A duly authorized Committee Member

3

Exhibit C

GREENE COUNTY BANCSHARES, INC.

DEFERRED COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS

Investment Election Form

WHEREAS, Greene County Bancshares, Inc. (the “Company”) has established the Greene County Bancshares, Inc. Deferred Compensation Plan for Nonemployee Directors (the “Plan”), and the undersigned participant therein is eligible to make an investment election pursuant to Article IV of said Plan.

NOW THEREFORE, the Participant hereby elects as follows:

1.                                       The Participant directs that any amounts credited to his or her account under the Plan will appreciate or depreciate from the effective date hereof, as though they were invested as follows:

%	“Deemed” investment in Greene County Bancshares, Inc. common stock.

%	American Funds-Capital World Growth and Income.

%	American Funds-Growth Fund of America.

%	American Funds-American Balanced.

%	American Funds-Intermediate Bond Fund of America.

%	Templeton Foreign Fund.

%	PIMCO Total Return Bond Fund.

%	American Funds-Small Cap World Fund

%	AIM Mid Cap Core Equity Fund.

%	Schwab Money Market Fund.

100%

2.                                       The investment election made in the prior paragraph shall be effective on the first day of the month next following the effective date of this Investment Election Form, and shall remain in effect until the last day of the month in which the Committee’s receives a properly executed superseding investment election by the Participant.

IN WITNESS WHEREOF, the Participant has executed this form on the        day of                                 20      .

Witnessed by:	PARTICIPANT

2